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                                  EXHIBIT 2.4
               AMENDMENT TO THE MILFORD REORGANIZATION AGREEMENT

                                AMENDMENT NO. 1

    Pursuant to the provisions of Section 6.5 of the Agreement and Plan of Reorganization (the "Agreement) dated as of February 9, 1996 by and among Milford Cooperative Bank ("Milford") and CFX Corporation ("CFX") and CFX Bank ("CFX Bank"), the parties hereby wish to amend the Agreement, as appropriate, to include references to Milford's present legal counsel.

    Accordingly, Section 7.4 is hereby revised to replace the references to Milford's legal counsel as follows:

       Thacher Proffitt & Wood
       1500 K Street, N.W.
       Suite 200
       Washington, D.C. 20005
       Attn: Richard A. Schaberg, Esq.
       Telephone: (202) 347-8400
       Facsimile No.: (202) 347-5862 or (202) 347-6238

    Additionally, Section 5.3(f) of the Agreement is hereby revised to read as follows:

        f) CFX and Bank shall have received an opinion of Thacher Proffitt & Wood, counsel to Milford, dated the Closing Date, as to such matters as CFX and Bank may reasonably request with respect to the transactions contemplated hereby.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this amendment to the Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the date and year first above written.

                                          MILFORD CO-OPERATIVE BANK

                                          By: ______/s/_Richard D. D'Amato______
                                                     Richard D. D'Amato
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

                                          CFX CORPORATION

                                          By: _________/s/_Mark A. Gavin________

                                          CFX BANK

                                          By: _________/s/_Mark A. Gavin________

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